Brian Smith
ESI
503-672-5760
smithb@esi.com

ESI Announces First Quarter Fiscal 2018 Results

PORTLAND, Ore. – August 2, 2017 – Electro Scientific Industries, Inc. (NASDAQ:ESIO), an innovator of laser-based manufacturing solutions for the microtechnology industry, today announced results for its fiscal 2018 first quarter ended July 1, 2017. Financial measures are provided on both a GAAP and a non-GAAP basis, which excludes the impact of purchase accounting, equity compensation, restructuring, impairments of other assets and inventory, and other items included in the non-GAAP reconciliation table below.
First quarter revenue was $72.7 million, compared to $47.7 million in the first quarter of last fiscal year. GAAP net income was $2.9 million or $0.08 per diluted share, compared to a net loss of $0.1 million, or $0.00 per share one year ago. On a non-GAAP basis net income was $13.0 million or $0.38 per diluted share, compared to net income of $3.0 million or $0.09 per diluted share in the prior year's first quarter.
Michael Burger, CEO of ESI, stated, “We started this fiscal year with another strong quarter, delivering year over year growth in orders, revenues, backlog, and earnings. Sales grew by more than 50% compared to the same quarter last year. Further, I am pleased with the progress we have made on our restructuring program, which is nearly complete. With healthy market conditions and a solid product portfolio, we expect strong second quarter revenue and profit growth year over year."

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces First Quarter Fiscal 2018 Results

Burger continued, "Orders in the first quarter more than doubled from a year ago to $76.6 million, driven by flex drilling and good demand in Service and Component Test. We also received another multi-unit order for our nViantTM drilling tool for high-density interconnect circuit boards. Lastly, we received follow-on orders for our UltrusTM wafer scribing tool after a lengthy evaluation and selection process.”
On a GAAP basis gross margin was 36.3%, compared to 43.7% in the first quarter of last year, impacted by a $7.2 million of restructuring charges primarily related to impairment of other assets and inventory taken in the most recent quarter. Operating expenses were $23.0 million, up from $20.5 million last year, with the increase driven by variable expenses, the addition of Visicon and $1.2 million of restructuring costs. Operating income was $3.5 million, compared to $0.3 million last year's first quarter.
Non-GAAP gross margin was 46.7%, flat compared to the first quarter of last year. Non-GAAP operating expenses were $20.3 million, above a year ago due to variable expenses and the addition of Visicon. Non-GAAP operating income was $13.6 million, or 18.7% of sales, compared to $3.3 million, or 7.0% of sales, last year.
Balance Sheet and Cash Flow
At quarter end, total cash, restricted cash and current investments were $69.7 million. The company generated $7.4 million of cash from operations during the quarter. Inventories increased by $3.3 million, trade receivables increased by $8.2 million, and accounts payable increased by $4.6 million.
Second Quarter 2018 Outlook
Based on current market and backlog conditions, revenues for the second quarter of fiscal 2018 are expected to be between $63 and $70 million. Non-GAAP earnings per diluted share is expected to be $0.25 to $0.30.

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces First Quarter Fiscal 2018 Results

Burger concluded, "We are encouraged by the near-term strength of the business and the progress we are making in our restructuring efforts. The broad market environment is healthier than it was a year ago. That said, our business remains subject to seasonal fluctuations, and as such we expect quarterly business levels to take a step down from the first half, but with our lower fixed expense base providing earnings leverage compared to last year. With a strong team, innovative technology, and an improved revenue breakeven point, I believe we can weather the seasonal patterns and deliver revenue growth and more consistent earnings over time."
The company will hold a conference call today at 5:00 p.m. ET. The session will include a review of the financial results, operational performance and business outlook, and also a question and answer period. The conference call can be accessed by calling 888-339-2688 (domestic participants) or 617-847-3007 (international participants). The conference ID number is 69583939. A live audio webcast can be accessed at www.esi.com. The webcast will be available on ESI’s website for one year.
Discussion of Non-GAAP Financial Measures
In this press release, we have presented financial measures which have not been determined in accordance with generally accepted accounting principles (GAAP) and are therefore non-GAAP financial measures. Non-GAAP, or adjusted, financial measures exclude the impact of purchase accounting, equity compensation, restructuring, inventory and goodwill write-downs, and other items. We believe that this presentation of non-GAAP financial measures allows investors to assess the company’s operating performance by comparing it to prior periods on a more consistent basis. We have included a reconciliation of various non-GAAP financial measures to those measures reported in accordance with GAAP. Because our calculation of non-GAAP financial measures may differ from similar measures used by other companies, investors should be careful when comparing our non-GAAP financial measures to those of other companies.

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces First Quarter Fiscal 2018 Results

About ESI
ESI’s integrated solutions allow industrial designers and process engineers to control the power of laser light to transform materials in ways that differentiate their consumer electronics, wearable devices, semiconductor circuits and high-precision components for market advantage. ESI’s laser-based manufacturing solutions feature the industry’s highest precision and speed, and target the lowest total cost of ownership. ESI is headquartered in Portland, Oregon, with global operations and subsidiaries in Asia, Europe and North America. More information is available at www.esi.com.

Forward-Looking Statements
This press release includes forward-looking statements about the markets we serve, growth, products, revenue, and earnings, including statements regarding the timing and completion of our restructuring program, expectations regarding market conditions, products, year-over-year revenue, and second quarter profit growth. These forward-looking statements are based on information available to us on the date of this release and we undertake no obligation to update these forward-looking statements for any reason. Actual results may differ materially from those in the forward-looking statements. Risks and uncertainties that may affect the forward-looking statements include those described in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as: the risk that anticipated growth opportunities may be smaller than anticipated or may not be realized; risks related to the relative strength and volatility of the electronics industry; the health of the financial markets and availability of credit for end customers and related effect on the global economy; the volatility associated with the industries we serve which includes the relative level of capacity and demand, and financial strength of the manufacturers; the risk that customer orders may be canceled or delayed; our ability to respond promptly to customer requirements; the risk that we may not be able to ship products on the schedule required by customers, whether as a result of production delays, supply delays, or otherwise; our ability to develop, manufacture and successfully deliver new products and enhancements; the risk that customer acceptance of new or customized products may be delayed; the risk that large orders and related revenues may not be repeated; our need to continue investing in research and development; our ability to hire and retain key employees; our ability to create and sustain intellectual property protection around our products; the risk that competing or alternative technologies could reduce demand for our products; the risk that we may not be successful in penetrating new or adjacent markets; the risk that the incorporation of Visicon's vision technology does not give us a competitive advantage; the risk that our new products may not gain acceptance in the marketplace; the risk that new products may not be introduced to the market in the anticipated time frame or at all; risks associated with our restructuring efforts; foreign currency fluctuations; the risk that duties or tariffs could be imposed or increased on goods imported or exported by us; the risk of timing of shipments or increased costs related to licenses for goods exported by us; the risk that changes to policies regarding immigration and visits to the United States could negatively impact our ability to hire or retain and train qualified personnel or our ability to operate internationally on an integrated basis; the company’s ability to utilize recorded deferred tax assets; taxes, interest or penalties resulting from tax audits; and changes in tax laws or the interpretation of such tax laws.

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces First Quarter Fiscal 2018 Results

ELECTRO SCIENTIFIC INDUSTRIES, INC. AND SUBSIDIARIES
First Quarter Fiscal 2018 Results
Condensed Consolidated Statements of Operations
(Unaudited)

	Fiscal quarter ended
(In thousands, except per share data)	Jul 1, 2017	Apr 1, 2017	Jul 2, 2016
Net sales:
Systems	$62,093	$40,029	$38,200
Services	10,591	9,889	9,468
Total net sales	72,684	49,918	47,668
Cost of sales:
Systems	41,426	27,499	22,422
Services	4,838	4,189	4,438
Total cost of sales	46,264	31,688	26,860
Gross profit	26,420	18,230	20,808
Gross margin	36.3%	36.5%	43.7%
Operating expenses:
Selling, general and administrative	12,808	13,781	12,871
Research, development and engineering	8,934	8,461	7,630
Restructuring costs	1,211	6,614	—
Impairment of goodwill	—	7,445	—
Net operating expenses	22,953	36,301	20,501
Operating income (loss)	3,467	(18,071)	307
Non-operating (expense) income:
Interest and other (expense) income, net	(184)	103	(78)
Total non-operating (expense) income	(184)	103	(78)
Income (loss) before income taxes	3,283	(17,968)	229
Provision for (benefit from) income taxes	381	(45)	347
Net income (loss)	$2,902	$(17,923)	$(118)
Net income (loss) per share - basic	$0.09	$(0.54)	$—
Net income (loss) per share - diluted	$0.08	$(0.54)	$—

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces First Quarter Fiscal 2018 Results

Electro Scientific Industries, Inc.
First Quarter Fiscal 2018 Results
Condensed Consolidated Balance Sheets
(Unaudited)

(In thousands)	Jul 1, 2017	Apr 1, 2017
Assets
Current assets:
Cash and cash equivalents	$58,909	$56,642
Short-term investments	9,720	5,743
Trade receivables, net	48,081	40,494
Inventories	62,257	58,942
Shipped systems pending acceptance	6,657	5,713
Other current assets	5,358	6,180
Total current assets	190,982	173,714
Non-current assets:
Property, plant and equipment, net	20,480	21,619
Non-current deferred income taxes, net	889	890
Goodwill	2,626	3,027
Acquired intangible assets, net	6,266	6,564
Non-current restricted cash	1,094	1,090
Other assets	13,260	17,841
Total assets	$235,597	$224,745
Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$25,793	$21,213
Accrued liabilities	23,818	22,186
Deferred revenue	14,834	14,712
Total current liabilities	64,445	58,111
Non-current liabilities
Long-term debt	13,379	13,489
Income taxes payable	1,214	1,036
Deferred income tax liability, net	8	8
Other liabilities	8,106	7,570
Total liabilities	87,152	80,214
Shareholders' equity:
Preferred and common stock	207,954	207,152
Accumulated deficit	(58,506)	(61,407)
Accumulated other comprehensive loss	(1,003)	(1,214)
Total shareholders' equity	148,445	144,531
Total liabilities and shareholders' equity	$235,597	$224,745
End of period shares outstanding	33,689	33,260

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces First Quarter Fiscal 2018 Results

Electro Scientific Industries, Inc.
Analysis of First Quarter Fiscal 2018 Results
(Unaudited)

	Fiscal quarter ended
(Dollars and shares in thousands)	Jul 1, 2017	Apr 1, 2017	Jul 2, 2016
Sales detail:
Printed Circuit Board	$52,318	$28,339	$30,918
Component Test	8,181	7,382	4,602
Semiconductor	6,737	8,036	7,609
Industrial Machining	5,448	6,161	4,539
Net Sales	$72,684	$49,918	$47,668

As % of Net Sales
GAAP
Gross profit	36.3%	36.5%	43.7%
Selling, general and administrative expense	18%	28%	27%
Research, development and engineering expense	12%	17%	16%
Net operating expenses	32%	73%	43%
Operating income (loss)	5%	(36%)	1%
Non-GAAP
Gross profit	46.7%	45.7%	46.7%
Net operating expenses	28%	40%	40%
Operating income (loss)	19%	5%	7%

GAAP - Effective tax rate %	11.6%	0.3%	151.5%
Weighted average shares outstanding
Basic	33,432	33,065	31,815
Diluted GAAP	34,321	33,065	31,815
Diluted Non-GAAP	34,321	33,822	32,530
End of period employees	607	683	657

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces First Quarter Fiscal 2018 Results

Electro Scientific Industries, Inc.
First Quarter Fiscal 2018 Results
Reconciliation of GAAP to Non-GAAP Financial Measures:
(Unaudited)

	Fiscal quarter ended
(In thousands, except per share data)	Jul 1, 2017	Apr 1, 2017	Jul 2, 2016
Gross profit per GAAP	$26,420	$18,230	$20,808
Purchase accounting	251	447	229
Equity compensation	67	105	120
Charges for other asset and inventory impairment	7,194	1,696	1,116
Charges for impairment of intangibles	—	2,349	—
Non-GAAP gross profit	$33,932	$22,827	$22,273

Operating expenses per GAAP	$22,953	$36,301	$20,501
Purchase accounting	(219)	(414)	(250)
Equity compensation	(1,211)	(1,707)	(1,170)
Impairment of inventory	—	—	(100)
Restructuring costs	(1,211)	(6,614)	(37)
Impairment of goodwill	—	(7,445)	—
Non-GAAP operating expenses	$20,312	$20,121	$18,944

Operating income (loss) per GAAP	$3,467	$(18,071)	$307
Non-GAAP adjustments to gross profit	7,512	4,597	1,465
Non-GAAP adjustments to operating expenses	2,641	16,180	1,557
Non-GAAP operating income	$13,620	$2,706	$3,329

Non-operating (expense) income, net per GAAP	$(184)	$103	$(78)
Non-GAAP non-operating (expense) income	$(184)	$103	$(78)
Non-GAAP income (loss) before income taxes	$13,436	$2,809	$3,251

Net income (loss) per GAAP	$2,902	$(17,923)	$(118)
Non-GAAP adjustments to gross profit	7,512	4,597	1,465
Non-GAAP adjustments to operating expenses	2,641	16,180	1,557
Income tax effect of other non-GAAP adjustments	(24)	32	65
Non-GAAP net income	$13,031	$2,886	$2,969
Basic Non-GAAP net income per share	$0.39	$0.09	$0.09
Diluted Non-GAAP net income per share	$0.38	$0.09	$0.09

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces First Quarter Fiscal 2018 Results

Electro Scientific Industries, Inc.
First Quarter Fiscal 2018 Results
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Fiscal quarter ended
(In thousands)	Jul 1, 2017	Apr 1, 2017	Jul 2, 2016
Net income (loss)	$2,902	$(17,923)	$(118)
Non-cash adjustments and changes in operating activities	4,529	16,789	11,566
Net cash provided by (used in) operating activities	7,431	(1,134)	11,448
Net cash (used in) provided by investing activities	(4,789)	(203)	8,979
Net cash (used in) provided by financing activities	(506)	13,923	(398)
Effect of exchange rate changes on cash	135	255	21
NET CHANGE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	2,271	12,841	20,050
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT BEGINNING OF PERIOD	57,732	44,891	42,413
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH AT END OF PERIOD	$60,003	$57,732	$62,463

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces First Quarter Fiscal 2018 Results

Reconciliation of GAAP to Non-GAAP Financial Measures - Projected	Fiscal quarter ending September 30, 2017

Non-GAAP earnings per diluted share	0.25 - 0.30
Purchase accounting	(0.01)
Equity compensation	(0.04)
Other items	(0.06) - (0.09)
GAAP earnings per diluted share	0.11 - 0.19

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com